                                                                   EXHIBIT 10.21

* Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.


              THIRD AMENDMENT TO DISTRIBUTION AND SUPPLY AGREEMENT

   This "Third Amendment," effective as of the last date set forth on the signature page hereof is by and between Corixa Corporation ("Corixa"), Schering Corporation and Schering-Plough Ltd. (collectively "Schering"). Corixa and Schering are sometimes referred to herein individually as a party and collectively as the parties.

   WHEREAS, Schering and Ribi ImmunoChem Research, Inc. ("RIBI") had entered into that certain Distribution and Supply Agreement effective March 11, 1998 (the "Agreement") and as amended on May 26, 1998 and July 22, 1999;

   WHEREAS, Corixa merged with RIBI on October 6, 1999, and thereby assumed all rights and obligations of RIBI, including those set forth herein; and

   WHEREAS, the parties desire to further amend the Agreement to extend the Defined Date;

   NOW, THEREFORE, in consideration of the foregoing facts and the mutual agreements and covenants set forth herein, the parties agree that the Agreement is hereby amended as follows:

   1. Except as expressly set forth in this Third Amendment, all capitalized terms used herein shall have the meanings set forth in the Agreement.

   2. Section 5.1(b) shall be amended and restated in its entirety to read as follows:

   (b) The term "Defined Date" shall mean [*].

   3. It is understood and agreed by the parties that, except as expressly modified in this Third Amendment, all other provisions of the Agreement shall remain in full force and effect.

   IN WITNESS THEREOF, the parties have caused this Amendment to be executed in duplicate by their duly authorized representatives.

CORIXA CORPORATION                   SCHERING CORPORATION

By:   /s/  Mark McDade               By: /s/   David Poorvin
  --------------------------------       ------------------------------------
Mark McDade, President and COO           David Poorvin, Vice President

Date: 15 June `00                    SCHERING-PLOUGH, LTD.
     -----------------------------

                                     By: /s/   David Poorvin
                                         ------------------------------------
                                         David Poorvin, Prokurist

                                     Date:  15 June 2000
                                          -----------------------------------

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* Confidential Treatment Requested

                        [SCHERING CORPORATION LETTERHEAD]

VIA FACSIMILE (406)363-6129
AND AIRBORNE EXPRESS

October 26,1999

Ribi ImmunoChem Research, Inc.
553 Old Corvallis Road
Hamilton, Montana 59840-3131
Attention: President

   Re: Distribution and Supply Agreement

Gentlemen:

   This letter is sent in connection with: (1) the Distribution and Supply Agreement effective as of March 11, 1998 between Ribi ImmunoChem Research, Inc. ("RIBI") and Schering Corporation (the "U.S. Agreement") and (2) the Distribution and Supply Agreement effective as of March 11, 1998 between RIBI and Schering-Plough, Ltd. (the "Ex-U.S. Agreement"), both relating to Melacine(R).

   On behalf of both Schering-Plough, Ltd and Schering Corporation this letter shall serve as formal notice that pursuant to Sermon 5.1(b) of each of the U.S. Agreement and Ex-U.S. Agreement, the term "Defined Date" shall be extended to and shall mean [*].

   If you require any further information, please contact the undersigned at the above address.

                                    Very truly yours,

                                    SCHERING CORPORATION
                                    SCHERING-PLOUGH, LTD.

                                    By: /s/   DAVID POORVIN
                                        ------------------------------------
                                        David Poorvin

Cc: Dr. Steven Gillis, President & CEO
    Corixa Corporation

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* Confidential Treatment Requested

                        DISTRIBUTION AND SUPPLY AGREEMENT
                                     between
                              SCHERING CORPORATION

                                       and

                         RIBI IMMUNOCHEM RESEARCH, INC.

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS..................................................................       1
1.1     Affiliate......................................................................       1
1.2     Approved Facility..............................................................       1
1.3     Calendar Quarter...............................................................       2
1.4     Calendar Year..................................................................       2
1.5     Competitive Product............................................................       2
1.6     Dose...........................................................................       2
1.7     Expanded Labeling..............................................................       2
1.8     First Commercial Sale..........................................................       2
1.9     GMPs...........................................................................       2
1.10    Health Registration(s).........................................................       2
1.11    Improvement....................................................................       2
1.12    Labeling.......................................................................       2
1.13    Manufacture....................................................................       3
1.14    Melacine(R) Melanoma Theraccine................................................       3
1.15    Minimum Labeling...............................................................       3
1.16    Net Sales......................................................................       3
1.17    Patent rights..................................................................       3
1.18    Product........................................................................       4
1.19    Product Specifications.........................................................       4
1.20    Proprietary Information........................................................       4
1.21    Regulatory Authority...........................................................       4
1.22    Requirements...................................................................       4
1.23    Ribi Know-How..................................................................       4
1.24    Territory......................................................................       4
1.25    Trademark......................................................................       4
1.26    Valid Patent Claim.............................................................       4

ARTICLE II CERTAIN DEVELOPMENT MATTERS.................................................       5

2.1     Research and Development Activities............................................       5
          2.1.1   Studies..............................................................       5
          2.1.2   Data.................................................................       5
          2.1.3   Other Studies........................................................       5
2.2     Improvements...................................................................       5

ARTICLE III REGULATORY MATTERS.........................................................       6

3.1     Product Registrations..........................................................       6
          3.1.1   Health Registrations.................................................       6
          3.1.2   Ownership of Health Registrations....................................       6
3.2     Agency Communications..........................................................       6
          3.2.1   Disclosures to the Regulatory Agencies...............................       6
          3.2.2   Agencies Queries.....................................................       7
          3.2.3   Agency Action Relating to Health Registration........................       7
3.3     Pricing and Reimbursement Approvals............................................       7
3.4     Governmental Inspections.......................................................       7
3.5     Labeling and Promotional Literature............................................       8
3.6     Notice of Adverse Reactions....................................................       8
3.7     Complaints.....................................................................       8
3.8     Recalls and Market Withdrawals.................................................       8
3.9     Debarment......................................................................       9

ARTICLE IV MARKETING RIGHTS; EXCHANGE OF INFORMATION; DEVELOPMENT AND
COMMERCIALIZATION......................................................................       9

4.1     Marketing Rights...............................................................       9
4.2     Exchange of Information........................................................       9

4.3 Development and Commercialization..................................................       9
4.4 Excused Performance................................................................      10

ARTICLE V PAYMENTS; SUPPLY PRICE AND REPORTS...........................................      10

5.1 CONSIDERATION FOR DISTRIBUTION RIGHTS..............................................      10
5.2 Escrow.............................................................................      10
5.3 Milestone Payments.................................................................      11
5.4 Supply Price.......................................................................      12
5.5 Minimum Payments - Base Price/Margin Payment.......................................      12
5.6 Reports; Method of Payment.........................................................      13
5.7 Maintenance of Records; Audits.....................................................      13
5.8 Income Tax Withholding.............................................................      14

ARTICLE VI SUPPLY OF PRODUCT...........................................................      14

6.1 Supply of Schering's Requirements..................................................      14
6.2 Forecasts/Purchase Orders..........................................................      14
6.3 Additional Quantities..............................................................      15
6.4 Stoppage Due to Good Cause.........................................................      15
6.5 Right of Rejection.................................................................      15
6.6 Scarcity of Materials..............................................................      15
6.7 Returns............................................................................      16
6.8 Defective Product/Sample Analyses..................................................      16

ARTICLE VII DELIVERY AND RELATED MATTERS...............................................      16

7.1 Risk of Loss.......................................................................      16
7.2 Schedule...........................................................................      16
7.3 Storage............................................................................      16
7.4 Warranty...........................................................................      16

ARTICLE VIII MANUFACTURING; REGULATORY MATTERS; RECORDS................................      17

8.1 Specifications Amendments..........................................................      17
8.2 Ribi Approvals.....................................................................      17
8.3 Records............................................................................      17
8.4 Facility Compliance and Related Matters............................................      17
8.5 Quality Control Program............................................................      17
8.6 Approval for Manufacturing Changes; Third Party Manufacturing......................      17
8.7 Retention of Sample................................................................      18
8.8 Lot Failure........................................................................      18
8.9 Inspection by Schering.............................................................      18
8.10 Environmental and Other Laws and Regulations......................................      18


ARTICLE IX FORCE MAJEURE...............................................................      18

9.1 Force Majeure......................................................................      18

ARTICLE X PATENTS......................................................................      19

10.1 Filing, Prosecution and Maintenance of Patents....................................      19
10.2 Option of Schering to Prosecute and Maintain Patents..............................      19
10.3 Enforcement.......................................................................      19
        10.3.1 Notice and Discontinuance of Infringement...............................      19
        10.3.2 Continuance of Infringement.............................................      20
10.4 Certification Under Drug Price Competition and Patent Term Restoration Act........      20
10.5 Abandonment.......................................................................      21

10.6 Patent Term Restoration...........................................................      21
10.7 Notices...........................................................................      21

ARTICLE XI CONFIDENTIALITY AND PUBLICATION.............................................      21

11.1 Nondisclosure Obligation..........................................................      21
11.2 No Publicity......................................................................      22
11.3 Publication.......................................................................      22

ARTICLE XII REPRESENTATIONS AND WARRANTIES.............................................      23

12.1 Representations and Warranties of Each Party......................................      23
12.2 Ribi's Representations............................................................      24
12.3 Continuing Representations........................................................      25
12.4 No Inconsistent Agreements........................................................      25

ARTICLE XIII INDEMNIFICATION AND LIMITATION ON LIABILITY...............................      26

13.1 Indemnification by Schering.......................................................      26
13.2 Indemnification by Ribi...........................................................      26
13.3 Conditions to Indemnification.....................................................      26
13.4 Settlements.......................................................................      26
13.5 Limitation of Liability...........................................................      27
13.6 Insurance.........................................................................      27

ARTICLE XIV TERM AND TERMINATION.......................................................      27

14.1 Term and Expiration...............................................................      27
14.2 Termination by Schering...........................................................      27
14.3 Termination.......................................................................      27
        14.3.1 Termination for Cause...................................................      27
14.4 Effect of Termination.............................................................      28

ARTICLE XV TRADEMARKS..................................................................      28

15.1 Trademark.........................................................................      28
15.2 Infringement......................................................................      28
15.3 Limit on Ribi Use and Grant of Trademarks.........................................      28

ARTICLE XVI MISCELLANEOUS..............................................................      28

16.1 Assignment........................................................................      28
16.2 Governing Law and Jurisdiction....................................................      29
16.3 Waiver............................................................................      29
16.4 Independent Relationship..........................................................      29
16.5 Entire Agreement; Amendment.......................................................      29
16.6 Notices...........................................................................      30
16.7 Severability......................................................................      30
16.8 Recording.........................................................................      31
16.9 Further Action....................................................................      31
16.10 Counterparts.....................................................................      31


SCHEDULES AND EXHIBITS

SCHEDULE 1.17 PATENT RIGHTS

SCHEDULE 1.19 PRODUCT SPECIFICATIONS

EXHIBIT 3.6 ADVERSE EVENT REPORTING PROCEDURE

                       DISTRIBUTION AND SUPPLY AGREEMENT.

   THIS AGREEMENT ("Agreement") effective as of March 11, 1998 ("Effective Date"), between Schering Corporation, a corporation organized and existing under the laws of the State of New Jersey having a place of business at 2000 Galloping Hill Road, Kenilworth, New Jersey 07033 ("Schering") and Ribi ImmunoChem Research, Inc., a corporation organized and existing under the laws of Delaware having a place of business at 553 Old Corvallis Road, Hamilton, Montana 59840-3131("RIBI").

                                   WITNESSETH:

   WHEREAS, RIBI has developed RIBI Know-How (as hereinafter defined) and has rights to Patent Rights (as hereinafter defined);

   WHEREAS, Schering desires to obtain exclusive distributorship rights in the United States territory to the Product (as hereinafter defined), and RIBI desires to grant such rights, upon the terms and conditions set forth herein;

   WHEREAS, Schering desires to purchase its requirements of Product from RIBI, and RIBI desires to manufacture and supply to Schering such Product, upon the terms and conditions set forth herein;

   NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

   As used in this Agreement, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below:

   1.1 The term "Affiliate" shall mean any individual or entity directly or indirectly controlling, controlled by or under common control with, a party to this Agreement For purposes of this Agreement, the direct or indirect ownership of over fifty percent (50%) of the outstanding voting securities of an entity, or the right to receive over fifty percent (50%) of the profits or earnings of an entity shall be deemed to constitute control. Such other relationship as in fact gives such individual or entity the power or ability to control the management, business and affairs of an entity shall also be deemed to constitute control.

   1.2 The term "Approved Facility" shall mean that RIBI facility located at Hamilton, Montana and/or such other locations as RIBI shall determine and referenced in the Health Registrations as an approved site for the Manufacture of the Product. Such term includes all of the equipment, machinery and facilities of RIBI at such location that are used in the Manufacture and storage of Product.

   1.3 The term "Calendar Quarter" shall mean the respective periods of three
(3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

   1.4 The term "Calendar Year" shall mean each successive period of twelve (12) months commencing on January 1 and ending on December 31.

   1.5 The term "Competitive Product" shall mean a therapeutic vaccine with a melanoma indication which has or attains a market share of twenty percent (20%) or more in the Territory as measured by unit sales [*].

   1.6 The term "Dose" shall mean [*].

   1.7 The term "Expanded Labeling" shall mean [*].

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
   1.8 The term "First Commercial Sale" shall mean, with respect to any Product, the first sale for end use or consumption of such Product in the Territory after all required approvals have been granted by the U.S. Food and Drug Administration ("FDA").

   1.9 The term "GMPs" shall mean good manufacturing practices for the methods to be used in, and the facilities and controls to be used for, the manufacture, processing, packing and holding of drugs, all as set forth from time to time by the FDA.

   1.10 The term "Health Registration(s)" shall mean the technical, medical and scientific licenses, registrations, authorizations and/or approvals of the Product for the treatment of melanoma (including any prerequisite manufacturing approvals or authorizations related thereto) that are required or deemed necessary by the Regulatory Authority or any national, regional, state or local regulatory agency, department, bureau or other-governmental entity in the Territory for the manufacture, distribution, use or sale of Product in the Territory. Health Registrations include, without limitation, the Biologics Licensing Application and the Establishment Licensing Application filed with the FDA and any replacement or corresponding applications thereto.

   1.11 The term "Improvement" shall mean [*].

   1.12 The term "Labeling" shall mean Minimum Labeling or Expanded Labeling.

   1.13 The term "Manufacture(d)" shall mean the manufacture [*] of the Product in accordance with this Agreement. It is understood by the parties hereto that Schering shall be responsible for [*].

   1.14 The term "Melacine(R) melanoma theraccine" shall mean a therapeutic vaccine for the treatment or prevention of [*] in humans which comprises as a first component a [*] melanoma cell lysate [*] and a second component, Detox(TM) immunostimulant [3-O-deacylated monophosphoryl lipid A (3DMLA) and cell wall skeleton (CWS)].

   1.15 The term "Minimum Labeling" shall mean [*].

   1.16 The term "Net Sales" shall mean [*]

   1.17 The term "Patent Rights" shall mean any and all patents and patent applications (which for the purposes of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention) which during the term of this Agreement are owned by RIBI or to which RIBI through license or otherwise acquires rights, including those listed on
Schedule 1.17 which relate to Product and the divisions, continuations, continuations-in-part, patents of addition, reissues, renewals, extensions, registrations, confirmations, re-examinations, any provisional applications, supplementary protection certificates or the like of any such patents and patent applications and foreign equivalents thereof.

   1.18 The term "Product" shall mean Melacine(R) melanoma theraccine for sale containing the Dose.

   1.19 The term "Product Specifications" shall mean the specifications and quality control testing procedures for Product set forth in Exhibit 1.19 hereto, as amended from time to time only by the express written agreement of RIBI and Schering.

   1.20 The term "Proprietary Information" shall mean [*].

   1.21 The term "Regulatory Authority" shall mean the applicable government regulatory authority in the Territory involved in granting the Health Registrations for the Product. Such term includes, without limitation, the United States Food and Drug Administration and any successor agency thereto ("FDA").

   1.22 The term "Requirements" shall mean all quantities of the Product that shall be required by Schering for distribution, marketing, and sale of the Product in the Territory during the term hereof.

   1.23 The term "RIBI Know-How" shall mean [*].

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
   1.24 The term "Territory" shall mean the United States of America and its territories and possessions.

   1.25 The term "Trademark" shall mean Melacine(R) melanoma theraccine.

   1.26 The term "Valid Patent Claim" shall mean a claim of an issued and unexpired patent included within the Patent Rights, which has not been revoked or held unenforceable or invalid by a decision of a court or other government agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.


                                   ARTICLE II
                           CERTAIN DEVELOPMENT MATTERS

   2.1 Research and Development Activities.

       2.1.1 Studies. RIBI shall incur all costs and expenses in connection with the ongoing human clinical studies relative to the development of Product for Expanded Labeling and, assuming such human clinical studies are successful as determined by RIBI, costs associated with applications for Health Registrations for the Product with the Minimum Labeling in the Territory and with the Expanded Labeling in the Territory. In the event Schering desires to conduct the studies and obtain the approvals necessary to obtain labeling for [*].

       2.1.2 Data. All data arising out of the studies performed by RIBI under this Section 2.1 [*].

       2.1.3 Other Studies. Schering may, at its discretion, conduct additional clinical trials with the Product. All data arising out of studies performed by Schering [*].

       2.1.4 Records. RIBI shall maintain records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in connection with or relating to Product (including all data in the form required under all applicable laws, rules and . regulations). Such records shall include [*] Schering shall have the right, during normal business hours and upon reasonable notice, to inspect records relative to such event. Schering shall maintain such records and the information disclosed therein in confidence in accordance with Section 11.1. [*]

   2.2 Improvements. Any Improvements relating to the Product developed during the term of this Agreement by or on behalf of RIBI shall be deemed to be [*].

                                   ARTICLE III
                               REGULATORY MATTERS

   3.1 Product Registrations.

       3.1.1 Health Registrations.

           (a) RIBI shall be responsible, at its cost and expense, for applying for and maintaining Health Registrations to conform to U.S. law for the sale of the Product by Schering in the Territory. RIBI shall [*] obtain Health Registrations with Minimum Labeling within the Territory and with Expanded Labeling within the Territory. RIBI's efforts shall be [*].

           (b) In the event Schering desires to obtain Health Registration for [*].

       3.1.2 Ownership of Health Registrations.

           (a) Each Health Registration shall be filed in RIBI's name or the name of a designated RIBI Affiliate. RIBI shall execute such "rights of reference" or other documents that may be required by the FDA to permit Schering to sell and distribute Product under

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
this Agreement. Notwithstanding the filing name on the Health Registration, Schering shall retain the exclusive rights to sell and distribute Product under the terms of this Agreement.

           (b) RIBI shall not assign or transfer the Health Registration, or any amendment or supplement thereto, without the [*] except [*].

   3.2 Agency Communications.

       3.2.1 Disclosures to the Regulatory Agencies. RIBI or the designated RIBI Affiliate shall be responsible for [*]. Any disclosures to the Regulatory Authorities by RIBI shall be [*]. RIBI shall not require any [*] to make such disclosure. Prior to disclosure to any Regulatory Authority which would be [*]. Whenever possible, RIBI shall furnish to Schering a copy of all [*].

       3.2.2 Agencies Queries. RIBI shall notify Schering within [*] of receipt by RIBI of any and all queries received from the Regulatory Authorities concerning the registration or Labeling of the Product in the Territory. RIBI shall promptly provide notice to Schering of, and Schering shall have the right to provide RIBI with comments or suggestions regarding such queries, if such queries may impact the Product in the Territory.

       3.2.3 Agency Action Relating to Health Registration. Each party shall immediately notify the other party of any information it receives regarding any threatened or pending action by any Regulatory Authority which may affect the safety or efficacy claims of the Product or the continued marketing of the Product. Schering shall be responsible for [*] of Product covered by Health Registrations and shall promptly inform RIBI of all reportable events of which it becomes aware. Upon receipt of any such information, the parties shall [*].

   3.3 Pricing and Reimbursement Approvals. If applicable, Schering shall be responsible for obtaining and maintaining any pricing and reimbursement approvals required for the sale by Schering of the Product in the Territory. RIBI shall provide information in its possession which may assist Schering upon request by Schering.

   3.4 Governmental Inspections. Each party shall advise and provide a reasonable description to the other party of any governmental visits to, or written or oral inquiries about, any facilities or procedures for the [*] of Product, [*] after the commencement of such visit or inquiry. Each party shall furnish to the other party, (a) within [*] after receipt, any report or correspondence issued by the governmental authority in connection with such visit or inquiry, including but not limited to, any FDA Form 483, Establishment Inspection Reports, warning letters, and (b) copies of any and all responses or explanations relating to items set forth above, in each case [*].

   3.5 Labeling and Promotional Literature. Prescribing information and all labeling copy, including all changes therein (including changes proposed by any Regulatory Authority), to accompany the Product marketed by Schering shall be determined by [*]. Schering is responsible for [*] for the Product, as well as the promotional literature or advertising copy for the Product marketed by Schering. Schering shall provide RIBI with [*]. Such [*], promotional literature and advertising shall be in compliance with all relevant and applicable laws and regulations. RIBI shall take any necessary action to authorize Schering or the designated Schering Affiliate to make any communications with Regulatory Authorities relating to Schering's promotion and advertising activities and the parties shall cooperate with the other in such communications with Regulatory Authorities on such matters.

   3.6 Notice of Adverse Reactions. Each party shall promptly report to the other party any information regarding adverse events ("AEs") related to the use of the Product in accordance with the Adverse Event Reporting Procedures (as may be amended from time to time upon mutual agreement) set forth as Exhibit 3.6 and incorporated herein by reference.

   3.7 Complaints. Schering and RIBI shall promptly notify each other of any complaints associated with the Product (it being understood that the procedure for AEs is governed by Section 3.6 above). RIBI SHALL have [*] to investigate such complaints or AEs and to provide such information or assistance as requested by RIBI. Schering shall be responsible for [*]. The parties shall exchange reports on the resolution of complaints monthly during [*] and thereafter shall exchange reports from time to time as appropriate and mutually agreed. In the event the parties' expenses to undertake the activities described in this paragraph result in, or may result in, [*].

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
   3.8 Recalls and Market Withdrawals.

       (a) If at any time (i) any governmental or regulatory authority in the Territory issues a request, directive, or order that the Product be recalled or withdrawn, or (ii) a court of competent jurisdiction orders such a recall or withdrawal in the Territory, or (iii) either party determines in its sole discretion that the Product should be recalled or withdrawn, the parties shall take all appropriate corrective actions.

       (b) [*]

   3.9 Debarment. RIBI represents and warrants that it has not been debarred and is not subject to debarment and that it will not use in any capacity, in connection with the services to be performed under this Agreement, any person who has been debarred pursuant to section 306 of the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. Section 335a, or who is the subject of a conviction, described in such section. RIBI agrees to immediately inform Schering in writing if it or any person who is performing services hereunder is debarred or is the subject of a conviction described in section 306, or if any action, suit, claim, investigation, or legal or administrative proceeding is pending or, to the best of the RIBI's knowledge, is threatened, relating to the debarment or conviction of the RIBI or any person performing services hereunder.

                                   ARTICLE IV
           MARKETING RIGHTS: EXCHANGE OF INFORMATION: DEVELOPMENT AND
                                COMMERCIALIZATION

   4.1 Marketing Rights. Upon the terms and conditions set forth herein, RIBI hereby grants Schering exclusive rights of distribution of the Product in the Territory. The distribution rights of Schering shall [*].

   4.2 Exchange of Information. During the term of this Agreement, RIBI shall [*]. Such RIBI Know-How and other information shall be [*[*]. RIBI shall provide [*].

   4.3 Development and Commercialization. Schering shall use [*].

   4.4 Excused Performance. In addition to the provisions of Article IX hereof, the obligations of Schering with respect to [*] shall not excuse or delay the obligation of Schering to make the Minimum Payment as provided for in Section
5.5 of this Agreement except as otherwise set forth in this Agreement

                                   ARTICLE V
                       PAYMENTS: SUPPLY PRICE AND REPORTS

   5.1 Consideration for Distribution Rights.

       (a) In consideration for the exclusive distribution rights granted herein and subject to the terms and conditions contained herein, Schering shall pay to RIBI [*] within [*] after the execution and delivery of this Agreement. If [*] then [*].

       (b) The term "Defined Date" shall mean [*].

   5.2 Escrow. As soon as reasonably practicable following the Effective Date, the parties shall enter into an escrow agreement ("Escrow Agreement") containing the following terms and conditions:

       (a) [*]

       (b) [*]

       (c) [*]

       (d) [*]

   5.3 Milestone Payments. Subject to the terms and conditions contained in this Agreement, Schering shall pay to RIBI the following milestone payments:

       (a) [*] upon [*]; and

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
       (b) [*] upon [*].

RIBI shall notify Schering in writing within [*] upon the achievement of each milestone. Within [*] of such notice, Schering shall make payment of the appropriate milestone amount in accordance with Section 5.6(b). The milestone payment shall be payable [*].

   5.4 Supply Price.

       (a) Subject to the terms and conditions of this Agreement, Schering shall pay to RIBI a supply price for Manufactured Melacine(R) melanoma theraccine for commercial sale equal to [*]. Schering shall pay RIBI [*] for the Product purchased within [*] after delivery and acceptance of each shipment of Product by Schering; provided, [*].

       (b) RIBI may [*]. "Manufacturing cost" shall mean [*].

   5.5 Minimum Payments - Base Price/Margin Payment.

       (a) Commencing with [*] ("Commencement Date"):

           (i) for the [*];

           (ii) for the [*]; and

           (iii) for the [*].

       (b) When calculating said Minimum Payment [*]. Said Minimum Payment after [*] shall be paid to RIBI [*]. Failure to make such Minimum Payment in a [*] and RIBI shall have the [*].

   5.6 Reports; Method of Payment.

       (a) Within [*] following the close of each Calendar Quarter, following the [*], Schering shall furnish to RIBI a written report for the Calendar Quarter showing the Net Sales of Product sold by Schering and/or its Affiliates in the Territory during such Calendar Quarter and the applicable Margin Payment payable under this Agreement for such Calendar Quarter. Simultaneously with the submission of the written report, in the event the Margin Payment is [*], Schering shall pay to RIBI, for the account of Schering or the applicable Affiliate a sum equal to [*] calculated in accordance with this Agreement [*].

       (b) Payments to be made by Schering to RIBI under this Agreement shall be paid by check made to the order of RIBI or by bank wire transfer in immediately available funds to such bank account in the United States designated in writing by RIBI from time to time. All payments shall be in U.S. dollars.

   5.7 Maintenance of Records; Audits.

       (a) Schering shall keep complete and accurate records in sufficient detail to enable the Margin Payments hereunder to be determined. Upon the written request of RIBI and not more than once in each Calendar Year, Schering shall permit an independent certified public accounting firm of nationally recognized standing selected by RIBI and reasonably acceptable to Schering, at RIBI's expense, to have access during normal business hours to such of the records of Schering as may be reasonably necessary to verify the accuracy of the Margin Payment reports hereunder for any year ending not more than [*] prior to the date of such request and no later than [*] after written request is made. The accounting firm shall disclose to RIBI only whether the Margin Payment reports are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to RIBI.

       (b) If such accounting firm correctly concludes that an additional amount is owed for the audit period, Schering shall pay the additional Margin Payment within [*] of the date RIBI delivers to Schering such accounting firm's written report so correctly concluding. The fees charged by such accounting firm shall be paid by RIBI; provided, however, in the event that the additional amount owed by Schering exceeds [*] of the total Base Price/Margin Payment owed RIBI for the audit period, then Schering shall pay the fees charged by such accounting firm.

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
       (c) Upon the expiration of [*] following the end of any year, the calculation of Base Price/Margin Payments with respect to such year shall be [*].

       (d) RIBI shall treat all financial information subject to review under this Section 5.7 in accordance with the confidentiality provisions of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with Schering obligating it to retain all such financial information in confidence pursuant to such confidentiality agreement.

   5.8 Income Tax Withholding. If at any time, any jurisdiction within the Territory requires the withholding of income taxes or other taxes imposed upon payments set forth in this Article V, Schering shall [*].

                                   ARTICLE VI
                                SUPPLY OF PRODUCT

   6.1 Supply of Schering's Requirements. Subject to the terms and conditions of this Agreement, RIBI shall Manufacture and supply to Schering, and Schering shall purchase from RIBI, Schering's Requirements of Product in the Territory.

   6.2 Forecasts/Purchase Order. Not less than [*] before RIBI is obligated to deliver Product to Schering, Schering shall provide RIBI with a forecast estimating Schering's [*] Requirements of the Product for the [*] period beginning [*] from the date said initial forecast is provided to RIBI. With such initial forecast, Schering shall also provide RIBI with a [*]. Thereafter, on a [*] basis, Schering shall provide RIBI with an updated forecast for the succeeding [*], accompanied by a [*] and so on during the term of this Agreement. In the event the terms of any purchase order are inconsistent with this Agreement, the terms of this Agreement shall prevail. By way of example and not limitation, [*].

   6.3 Additional Quantities. In the event that Schering wishes to increase the quantity of the Product ordered in a purchase order, then RIBI shall make [*] to modify its production schedule so to deliver such additional quantities of Product to Schering as [*].

   6.4 Stoppage Due to Good Cause. Upon Schering's written request, [*].

   6.5 Right of Rejection. Schering shall have the right to refuse delivery of and or to reject within [*] of delivery to Schering of Product which fails to comply with Product Specifications, GMP regulations or any other applicable Regulatory Authority requirements, rules [*]. Product not rejected within said [*] shall be deemed accepted by Schering. In the event rejected Product in fact is noncompliant as set forth in this Section 6.5, RIBI shall [*].

   6.6 Scarcity of Materials. In the event RIBI notifies Schering that it is unable to obtain, [*] the materials or supplies necessary to supply the Product hereunder, then Schering [*].

   6.7 Returns. In the event Product is returned to Schering as [*] and is otherwise [*] RIBI shall [*].

   6.8 Defective Product/Sample Analyses. In the event Product is returned to Schering as [*], RIBI shall have the responsibility to [*]. Depending upon the facts and circumstances surrounding the return of such Product and the outcome [*], the matter shall be handled as provided for elsewhere herein, or if not addressed elsewhere herein, the parties agree to discuss in good faith the appropriate manner in which to proceed.

                                   ARTICLE VII
                          DELIVERY AND RELATED MATTERS

   7.1 Risk of Loss. Delivery of each order of Product shall be made [*]. RIBI shall arrange for transportation of the Product to a destination designated by Schering and by a common carrier designated by Schering. Title to and risk of loss of the Product shall pass [*]. RIBI shall promptly invoice Schering for all Product shipped. Invoices shall be accompanied by the certificate of analysis [*].

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
   7.2 Schedule. RIBI shall deliver each shipment of the Product to the designated common carrier pursuant to Section 7.1 hereof in accordance with the schedule set forth in the relevant purchase order. RIBI shall in no event be obligated to deliver Product in less than [*] from receipt of a firm written purchase order.

   7.3 Storage. RIBI, at its own expense, shall maintain adequate facilities for storage of the Product pending delivery to a carrier pursuant to Section 7.1 hereof.

   7.4 Warranty. RIBI warrants that, at the time of delivery of the Product to the designated common carrier as provided for in Section 7.1 above, the Product will [*].

                                  ARTICLE VIII
                   MANUFACTURING: REGULATORY MATTERS: RECORDS

   8.1 Specifications Amendments. RIBI may not amend and/or supplement the Product Specifications without the written approval of Schering, which will not be unreasonably withheld or delayed.

   8.2 RIBI Approvals. Except as otherwise specifically set forth herein, RIBI shall be responsible for obtaining and maintaining all approvals from the Regulatory Authorities and any other governmental authorities required in connection with the performance of its obligations hereunder.

   8.3 Records. RIBI shall maintain all records necessary to comply with all applicable laws, rules and regulations in the Territory and, if different, the country of Manufacture of the Product. Specifically, but without limitation, RIBI shall maintain all records reasonably necessary to support GMPs and other applicable regulatory requirements in the Territory. All records shall be available for inspection and audit by Schering and its representatives and agents upon reasonable request during normal business hours. Schering shall have the right to make copies of any records relevant to and in connection with any litigation in which it is a party relating to Product. All such records shall be maintained for such period as may be required by law, rule or regulation; provided, however, that all records relating [*] shall be retained at least until the [*] of the end of the approved shelf life for all Product.

   8.4 Facility Compliance and Related Matters. RIBI [*] maintain the Approved Facility in compliance with all applicable laws, rules and regulations, including GMPs, at all times during the term of this Agreement. RIBI shall be responsible for all costs and expenses related to the compliance of the Approved Facility with such laws, rules and regulations. RIBI agrees to Manufacture the Product at an Approved Facility.

   8.5 Quality Control Program. RIBI shall maintain a quality control program consistent with GMPs, as required by the applicable Regulatory Authorities in the Territory and, if different, the country of Manufacture of the Product. RIBI shall provide Schering with a written description of such program, as amended or supplemented, from time to time.

   8.6 Approval for Manufacturing Changes: Third Party Manufacturing. RIBI agrees not to make changes in any materials, equipment or methods of production or testing used in the Manufacture of the Product that would affect Health Registrations or Product without Schering's prior written approval, which will not be unreasonably withheld or delayed. RIBI shall notify Schering promptly of any such changes that may be required by GMPs or other applicable law, rule or regulation in the Territory or the country of Manufacture. RIBI agrees not to [*] without the prior written consent of Schering, which shall not be unreasonably withheld. Manufacture of Product shall comply with all of the representations and warranties given by RIBI in this Agreement.

   8.7 Retention of Samples. RIBI shall retain a sufficient quantity of each lot of Product to perform confirmatory control testing and stability testing. RIBI shall maintain samples of each lot in a suitable storage facility until at least the [*] of the end of the approved shelf life of all Product from such lot, or such longer period as may be required under applicable law, regulation or rule. All such samples shall be available for inspection by Schering upon reasonable notice.

   8.8 Lot Failure. RIBI agrees to notify Schering within [*] of discovery of any lot failure which could result in RIBI's inability to fulfill Schering's purchase orders in a timely manner. RIBI agrees to notify Schering within [*] of any failure of a released batch lot during stability testing, which stability testing shall be conducted by RIBI.

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
   8.9 Inspection by Schering. Schering shall have the right, during normal business hours and with reasonable advance notice, to visit the Approved Facility for the purpose of observing the manufacturing, packaging, testing, and storage of the Product, and to inspect for compliance with GMPs and other applicable regulatory requirements.

   8.10 Environmental and Other Laws and Regulations. In carrying out its obligations under this Agreement, RIBI shall have sole responsibility for compliance with all applicable environmental and health and safety laws, as amended from time to time (the "Laws"). RIBI represents and warrants that [*]. RIBI shall [*] notify Schering [*] of any event, including [*] give rise to liability on the part of RIBI under the Laws. Schering reserves the right to conduct an environmental inspection of RIBI's facility, during normal business hours and with reasonable advance notice, for the purpose of determining compliance with this Section 8.10. Schering shall share the results of any such environmental inspection with RIBI. Such inspection, if any, shall not relieve RIBI of its sole obligation to comply with the Laws and does not constitute a waiver of any right otherwise available to Schering.

                                   ARTICLE IX
                                  FORCE MAJEURE

   9.1 Force Majeure. Failure of either party hereto to perform its obligations under this Agreement (except the obligation to make payments when due) shall not subject such party to any liability to the other party or place it in breach of any term or condition of this Agreement if such failure is caused by any cause beyond the reasonable control of such non-performing party, including without limitation acts of God, fire, explosion, flood, drought, war, riot, sabotage, embargo, strikes or other labor trouble, failure of suppliers to deliver on schedule materials, equipment or machinery, interruption of or delay in transportation, a national health emergency, or compliance with any order or regulation of any government entity acting with color of right; provided, however, that the party affected shall promptly notify the other party of the condition constituting force majeure as defined herein and shall exert reasonable efforts to overcome any such causes and to resume performance of its obligations with all possible speed. If a condition constituting force majeure as defined herein exists for more than [*], the parties shall meet to negotiate a mutually satisfactory solution to the problem, if practicable.

                                    ARTICLE X
                                     PATENTS

   10.1 Filing, Prosecution and Maintenance of Patents. RIBI agrees to maintain in the Territory, the existing Patent Rights owned in whole or in part by RIBI and covering the Product. RIBI shall keep Schering advised of the status of the actual and prospective patent filings (including, without limitation, the grant of any Patent Rights) and upon the request of Schering, provide advance copies of any papers related to the maintenance of such Patent Rights.

   10.2 Option of Schering to Prosecute and Maintain Patents. RIBI shall give notice to Schering of any desire to cease prosecution and/or maintenance of Patent Rights and, in such case, shall permit Schering, at its sole discretion, to continue prosecution or maintenance at its own expense. If Schering elects to continue prosecution or maintenance, RIBI shall execute such documents and perform such acts as may be reasonably necessary for Schering to perform such prosecution or maintenance.

   10.3 Enforcement

       10.3.1 Notice and Discontinuance of Infringement. In the event that Schering becomes aware of infringement in the Territory of any issued patent within the Patent Rights, Schering will notify RIBI in writing to that effect, including with said written notice evidence to support an allegation of infringement by such third party. In the event RIBI concurs infringement is occurring, RIBI shall have [*] from the date of said notice to obtain a discontinuance of such infringement or to bring suit against the third party infringer. [*] Schering shall have the contractual right, prior to commencement of the trial, suit or action brought by RIBI, to join any such suit or action, and in such event shall [*]. In the event that Schering has joined in the action and [*]. In the event that Schering has not joined the suit or action, Schering [*].

       10.3.2 Continuance of Infringement. If [*] RIBI has not [*], then RIBI and Schering agree to [*]. In addition, Schering shall have the right, but not the obligation, to bring suit against such infringer under the Patent Rights and join RIBI as a party plaintiff, provided that Schering shall [*]. RIBI shall cooperate with Schering in any suit for infringement of a Patent Right brought by Schering

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
against a third party, and shall have the right to consult with Schering and to participate in and be represented by independent counsel in such litigation [*]. In the event that Schering recovers any sums in such litigation by way of damages or in settlement thereof, [*].

   10.4 Certification Under Drug Price Competition and Patent Term Restoration Act. RIBI and Schering each shall immediately give notice to the other of any certification of which they become aware filed under the United States "Drug Price Competition and Patent Term Restoration Act of 1984" claiming that Patent Rights covering Melacine(R) or Product are invalid or that infringement will not arise from the Manufacture, use, import, export, offer to sell or sale of Melacine(R) or Product by a third party. If RIBI or Schering (depending on which party is defending the Patent Rights) decides not to bring infringement proceedings against the entity making such a certification, such party shall give notice to the other party of its decision not to bring suit within twenty-one (21) days after receipt of notice of such certification. The party receiving such notice may then, but is not required to, bring suit against the party that filed the certification. Any suit by Schering or RIBI shall either be in the name of Schering or in the name of RIBI, or jointly by Schering and RIBI. For this purpose, the party not bringing suit shall execute such legal papers necessary for the prosecution of such suit as may be reasonably requested by the party bringing suit.

   10.5 Abandonment. RIBI shall promptly give notice to Schering, and in no case later than [*] prior to [*] of any Patent Rights licensed to Schering for which RIBI is responsible for the filing, prosecution and maintenance.

   10.6 Patent Term Restoration. The parties hereto shall cooperate with each other in obtaining patent term restoration or supplemental protection certificates or their equivalents in the Territory where applicable to Patent Rights.

   10.7 Notices. All notices, inquiries and communications in connection with this Article X shall be sent to:

   If to RIBI:

   Ronald H. Kullick, Esq.
   Vice President, Legal Counsel
   Ribi ImmunoChem Research, Inc.
   553 Old Corvallis Road
   Hamilton, MT 59840

   If to Schering:

   Schering Corporation
   2000 Galloping Hill Road
   Kenilworth; New Jersey 07033
   Attn: Staff Vice President and Associate General
   Counsel, Patents and Trademarks


                                   ARTICLE XI
                         CONFIDENTIALITY AND PUBLICATION

   11.1 Nondisclosure Obligation. RIBI and Schering shall use only in accordance with this Agreement and shall not disclose to any third party any Proprietary Information of the other party, without the prior written, consent of the other party. The foregoing obligations shall survive the expiration or termination of this Agreement for a period of [*]. These obligations shall not apply to Proprietary Information that, when taken as a whole and considered in the context disclosed:

       (a) is known by the receiving party at the time of its receipt; and not through a prior confidential disclosure by the disclosing party, as documented by business records;

       (b) is at the time of disclosure or thereafter becomes published or otherwise part of the public domain other than due to the breach of this Agreement by the receiving parry;

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
       (c) is subsequently disclosed to the receiving party by a third party who has the right to make such disclosure;

       (d) is developed by the receiving party independently of Proprietary Information or other information received from the disclosing party and such independent development can be properly demonstrated by the receiving party;

       (e) is disclosed to governmental or other regulatory agencies in order to obtain patents or to gain approval to conduct clinical trials or to market Product, but such disclosure may be only to the extent reasonably necessary to obtain such patents or authorizations; and further provided that the disclosing party shall take such steps as may be available to obtain confidential treatment of the information disclosed.

       (f) is necessary to be disclosed by [*]; or

       (g) is required to be disclosed by law or court order, provided that notice is promptly delivered to the other party in order to provide an opportunity to seek a protective order or other similar order with respect to such Proprietary Information and the disclosing party thereafter discloses only the minimum information required to be disclosed in order to comply with the request, whether or not a protective order or other similar order is obtained by the other party.

   Nothing herein shall be interpreted to prohibit either party from publishing the results of its studies in accordance with this Agreement and industry practices.

   11.2 No Publicity. A party may not use the name of the other party in any publicity or advertising and may not issue a press release or otherwise publicize or disclose any information related to this Agreement or the terms or conditions hereof without the prior written consent of the other party. Nothing in the foregoing, however, shall prohibit a party from making such disclosures to the extent deemed necessary under applicable federal or state securities laws or any rule or regulation of any nationally recognized securities exchange; in such even, however, the disclosing party shall use good faith efforts to consult with the other party prior to such disclosure and, where applicable, shall request confidential treatment to the extent available.

   11.3 Publication. During the term of this Agreement RIBI and Schering each acknowledges the other's interest in publishing its results to obtain recognition within the scientific community and to advance the state of scientific knowledge, however, each party also recognizes the mutual interest in obtaining valid patent protection and in protecting business interests and trade secret information. Accordingly, no publication that contains any information of the other party that has not previously been publicly disclosed by the other party may be made without written consent of the other party. In the event either party, its employees or consultants wish to make a publication covering the Product, the party proposing publication shall deliver to the other party a copy of the proposed written publication or an outline of an oral disclosure at least [*] prior to submission for publication or presentation. The reviewing party shall have the right (a) to propose modifications to the publication or prohibit for patent reasons, trade secret reasons or business reasons or (b) to request a reasonable delay in publication or presentation in order to protect patentable information. If the reviewing party requests a delay, the publishing party shall delay submission or presentation for a period of [*] to enable patent applications protecting each party's rights in such information to be filed. If the reviewing party requests modifications to the publication, the publishing party shall edit such publication to prevent disclosure or trade secret or proprietary business information prior to submission of the publication or presentation. If the reviewing party prohibits publication, the publishing party shall not publish the publication during the term of this Agreement, and thereafter, may only publish after the reviewing party has confirmed in writing that the publication does not contain any proprietary information of the reviewing party.

                                   ARTICLE XII
                         REPRESENTATIONS AND WARRANTIES.

   12.1 Representations and Warranties of Each Party. Each of RIBI and Schering hereby represents, warrants and covenants to the other party hereto as follows:

       (a) it is a corporation duly organized and validly existing under the laws of the state or other jurisdiction of incorporation or formation;

       (b) the execution, delivery and performance of this Agreement by such party has been duly authorized by all requisite corporate action and approvals;


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
       (c) it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder including, without limitation, the right, power and authority to grant the distribution rights under Article IV and supply Product under Article VI;

       (d) the execution, delivery and performance by such party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (i) a loan agreement, guaranty, financing agreement, agreement affecting a product or other agreement or instrument binding or affecting it or its property; (ii) the provisions of its charter documents or bylaws; or (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound;

       (e) except for the governmental and regulatory approvals required to market the Product in the Territory, the execution, delivery and performance of this Agreement by such party does not require the consent, approval or authorization of, or notice, declaration, filing or registration with, any governmental or regulatory authority and the execution, delivery or performance of this Agreement will not violate any law, rule or regulation applicable to such party;

       (f) this Agreement constitutes such party's legal, valid and binding obligation enforceable against it in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to the availability of particular remedies under general equity principles; and

       (g) it shall comply with all applicable material laws and regulations relating to its activities under this Agreement.

   12.2 RIBI's Representations. RIBI hereby represents, warrants and covenants to Schering as follows:

       (a) [*];

       (b) [*];

       (c) [*];

       (d) [*];

       (e) [*];

       (f) [*];

       (g) [*];

       (h) [*];

       (i) [*];

       (j) [*];

       (k) [*];

       (l) [*];

       (m) [*].

   12.3 Continuing Representations. The representations and warranties of each Party contained in Sections 12.1 and 12.2 shall survive the execution of this Agreement. In the event facts or circumstances occur that affect the representations made herein, the party who has knowledge of such facts or circumstances shall notify the other party of same.

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   12.4 No Inconsistent Agreements. Neither party has in effect and after the
Effective Date neither party shall enter into any oral or written agreement or arrangement that would be inconsistent with its obligations under this Agreement.


                                  ARTICLE XIII
                   INDEMNIFICATION AND LIMITATION ON LIABILITY

   13.1 Indemnification by Schering. Schering shall indemnify, defend and hold harmless RIBI and its Affiliates, and each of its and their respective employees, officers, directors and agents (each, a "RIBI Indemnified Party") from and against any and all liability, loss, damage, cost, and expense (including reasonable attorneys' fees), subject to the limitations in Section
13.5 (collectively, a "Liability") which the RIBI Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with [*].

   13.2 Indemnification by RIBI. RIBI shall indemnify, defend and hold harmless Schering and its Affiliates, and each of its and their respective employees, officers, directors and agents (each, a "Schering Indemnified Party") from and against any Liability which the Schering Indemnified Party may incur, suffer or be required to pay resulting from or arising in connection with [*].

   13.3 Conditions to Indemnification. The obligations of the indemnifying party under Sections 13.1 and 13.2 are conditioned upon the delivery of written notice to the indemnifying party of any potential Liability promptly after the indemnified party becomes aware of such potential Liability. The indemnifying party shall have the obligation to assume the defense of any suit or claim related to the Liability for which it is obligated to indemnify hereunder; however, if in the reasonable judgment of the indemnified Party, such suit or claim involves an issue or matter which could have a materially adverse effect on the business operations or assets of the indemnified party, the indemnified party may waive its rights to defense under this Agreement and control the defense or settlement thereof, but in no event shall any such waiver be construed as a waiver of any indemnification rights such party may have under this Agreement, at law or in equity. If the indemnifying party defends the suit or claim, the indemnified party may participate in (but not control) the defense thereof at its sole cost and expense.

   13.4 Settlements. Neither party may settle a claim or action related to a Liability without the consent of the other party, if such settlement would [*]. Any payment made by a party to settle any such claim or action shall [*].

   13.5 Limitation of Liability. With respect to any claim by one party against the other arising out of the performance or failure of performance of the other party under this Agreement, the parties expressly agree that the liability of such party to the other party for such breach shall be limited under this Agreement or otherwise at law or equity to direct damages only and in no event shall a party be liable for, punitive, exemplary or consequential damages.

   13.6 Insurance. Each party acknowledges that they each maintain and shall, during the term of this Agreement, maintain adequate insurance (a minimum of [*] per claim liability insurance including products coverage, with respect to RIBI) and/or a self-insurance program (with respect to Schering) for liability insurance, including products liability and contractual liability insurance, adequately covering such party's obligations under this Agreement. Each party shall provide the other with evidence of such insurance, upon request.

                                   ARTICLE XIV
                              TERM AND TERMINATION

   14.1 Term and Expiration. This Agreement shall be effective as of the Effective Date and unless terminated earlier pursuant to Sections 5.1, 14.2 or
14.3 below, the term of this Agreement shall continue in effect until the later of (i) expiration of the last to expire Patent Right or (ii) ten (10) years from First Commercial Sale of Product.

   14.2 Termination by Schering. Notwithstanding anything contained herein to the contrary, Schering shall have the right to unilaterally terminate this Agreement, with or without cause, at any time by giving [*] advance written notice to RIBI. In the event of such termination, the rights and obligations hereunder of both parties, including any payment obligations not due and owing as of the termination date, shall terminate and all distribution rights shall revert to RIBI.

   14.3 Termination.

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
       14.3.1 Termination for Cause. This Agreement may be terminated by notice by either party at any time during the term of this Agreement:

           (a) if the other party is in breach of its material obligations hereunder and has not cured or taken substantial steps to cure such breach within [*] after the non-breaching party delivers to the breaching party notice of the breach with reasonable detail of the particulars of the alleged breach; or

           (b) upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other party, or in the event a receiver or custodian is appointed for such party's business or a substantial portion of such party's business is subject to attachment or similar process; provided, however, in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the party consents to the involuntary bankruptcy or such proceeding is not dismissed within [*] after the filing thereof.

   14.4 Effect of Termination. Expiration or termination of the Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination, and the provisions of Article XI and XIII shall survive the expiration of the Agreement and shall continue in effect for [*] or the applicable statute of limitations, whichever is longer, but only with respect to events that occurred while this Agreement was in force and effect. Any expiration or early termination of this Agreement shall be without prejudice to the rights of either party against the other accrued or accruing under this Agreement prior to termination, including the obligation to pay the supply price for Product(s) ordered prior to such termination.

                                   ARTICLE XV
                                   TRADEMARKS

   15.1 Trademark. The trademark, Melacine(R) melanoma theraccine, is a registered trademark in the Territory. RIBI agrees for the term of this Agreement to maintain the registration of Trademark in the Territory. Schering shall have the right to use such trademark in connection with the exclusive distribution, advertising, marketing and promotion of the Product. Schering shall include on all labels for Product distributed by it under this Agreement an indication of the ownership of Trademark by RIBI by means of the following legend, or by the means of such other appropriate legend or designation as may be prescribed by RIBI: "Distributed by Schering Corporation under a trademark owned by RIBI ImmunoChem Research, Inc."

   15.2 Infringement. Both parties shall promptly notify the other party in writing of all cases of potential infringement or infringement of Trademark in the Territory, including with said notice evidence to support an allegation of infringement by such third party. In the event Schering utilizes Trademark in connection with the marketing, distribution and/or sale of Product, RIBI shall take reasonable steps to prosecute the infringement of the Trademark or to defend the right to use the Trademark, as the case may be, in the Territory. RIBI shall keep Schering advised of the status of such litigation and shall consult with RIBI with respect to all major decisions impacting the litigation relating to the Trademark.

   15.3 Limit on RIBI Use and Grant of Trademarks. RIBI shall not use or grant to any third party the right to use any trademark in the Territory which is, in the reasonable opinion of Schering, [*].

                                   ARTICLE XVI
                                  MISCELLANEOUS

   16.1 Assignment. Neither this Agreement nor any or all of the rights and obligations of a party hereunder may or shall be assigned, delegated, sold, transferred, sublicensed (except as otherwise provided herein) or otherwise disposed of, except by operation of law, to any third party other than an Affiliate of such party, without the prior written consent of the other party, except when such disposition, etc., is in connection with the purchase or acquisition by a third party of all or substantially all of the assets of a party hereto, and any attempted assignment, delegation, sale, transfer, sublicense or other disposition of this Agreement or of any rights or obligations hereunder contrary to this Section 16.1 shall be a material breach of this Agreement by the attempting party, and shall be void and without force or effect; provided; however, Schering may, without such consent, assign the Agreement and its rights and obligations hereunder to an Affiliate or in connection with the transfer or sale of all or substantially all of its assets related to the division or the subject business, or in the event of its merger or consolidation or change in control or similar transaction. This Agreement shall be

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
binding upon, and inure to the benefit of, each party, its Affiliates, and its permitted successors and assigns. Each party shall be responsible for the compliance by its Affiliates with the terms and conditions of this Agreement.

   16.2 Governing Law and Jurisdiction. Except for disputes under Article X which will be governed by Federal law, this Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to the conflict of laws provisions thereof and the exclusive jurisdiction and venue of any action with respect to this Agreement shall be in a state court of the State of New Jersey. Each of the parties hereto agrees to submit to the exclusive jurisdiction and venue of such court for the purpose of any such action. Service of process in any such action may be effected in the manner provided in Section 16.6 for delivery of notice or in any other manner consistent with New Jersey law. In the event that a state court holds that an action cannot be brought and maintained in a state court, then such action may be brought in any court having proper jurisdiction.

   16.3 Waiver. Any delay or failure in enforcing a party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such party's rights to the future enforcement of its rights under this Agreement, nor operate to bar the exercise or enforcement thereof at any time or times thereafter, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

   16.4 Independent Relationship. Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one party for the act or failure to act of the other party. Neither party shall have any power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other party, or to bind the other party in any respect whatsoever.

   16.5 Entire Agreement; Amendment. This Agreement, including the Exhibits and Schedules hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the parties hereto and supersedes and terminates all prior agreements, writings and understandings between the parties. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the parties other than as are set forth herein and therein. No terms or provisions of this Agreement shall be varied or modified and no subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the parties unless reduced to writing and signed by an authorized officer of each party.

   16.6 Notices. Each notice required or permitted to be given or sent under this Agreement shall be given by facsimile transmission (with confirmation copy by registered first class mail) or by registered or overnight courier (return receipt requested), to the parties at the addresses and facsimile numbers indicated below.

   If to RIBI, to:

   Ribi ImmunoChem Research, Inc.
   553 Old Corvallis Road
   Hamilton, Montana 59840-3131
   Attention: President
   Facsimile No.: (406)363-6129

   If to Schering, to:

   Schering-Plough Corporation
   2000 Galloping Hill Road
   Kenilworth, New Jersey 07033
   Attention: Vice President Business Development
   Facsimile No.: (908)298-5379

   with copies to:

   Schering Corporation
   2000 Galloping Hill Road
   Kenilworth, New Jersey 07033

   Attention: Law Department- Senior Director, Licensing
   Facsimile No.:(908)298-2739

Any such notice shall be deemed to have been received on the earlier of the date actually received or the date five (5) days after the same was posted or sent. Either party may change its address or its facsimile number by giving the other party written notice, delivered in accordance with this Section.

   16.7 Severability. If any provision of this Agreement is declared valid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court; provided, however, that in the event that the terms and conditions of this Agreement are materially altered the parties will, in good faith, renegotiate the terms and conditions of this Agreement to reasonably substitute such invalid or unenforceable provision in light of the intent of this Agreement.

   16.8 Recording. Each party shall have the right, at any time, to record, register, or otherwise notify this Agreement in appropriate governmental or regulatory offices anywhere in the Territory, and RIBI or Schering, as the case may be, shall provide reasonable assistance to the other in effecting such recording, registering or notifying.

   16.9 Further Action. Each party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

   16.10 Counterparts. This Agreement shall become binding when anyone or more counterparts hereof, individually or taken together, shall bear the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original as against either party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.

   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                                            [LEGAL REVIEW STAMP]

RIBI IMMUNOCHEM RESEARCH, INC.                        SCHERING CORPORATION

By:  /s/ ROBERT E. IVY                                By:  /s/ DAVID POORVIN

Title:  C.E.O. President and Chairman                 Title:  Vice President

                                  SCHEDULE 1.17
                                  PATENT RIGHTS
                                 ---------------


COUNTRY              PATENT NO.             EXPIRATION DATE
-------              ----------             ---------------
   [*]


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                                       23

                                  SCHEDULE 1.19
                             PRODUCT SPECIFICATIONS
                                 ---------------

PRODUCT DESCRIPTION: MELACINE(R) MELANOMA THERACCINE

[*]

MPL(R): TESTS, METHODS, SPECIFICATIONS AND RATIONALE

[*]

[*]

CWS: TESTS, METHODS, SPECIFICATIONS AND RATIONALE

[*]

MELANOMA LYSATE: TESTS, METHODS AND SPECIFICATIONS
[*]

* Performed by Bionique Testing Laboratories, Inc., Saranac Lake, NY, USA

DETOX(TM): TESTS, METHODS AND SPECIFICATIONS
[*]

MELACINE(R): TEST METHODS AND SPECIFICATIONS
[*]

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                                       24

                                   EXHIBIT 3.6

            ADVERSE EVENT REPORTING PROCEDURES FOR LICENSED PRODUCTS
[*]

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                                       29